Exhibit 99.11

                           [JONES & BLOUCH LETTERHEAD]

                                 March 1, 1999

Board of Directors
The American Life Insurance Company
     of New York
320 Park Avenue
New York, New York 10022

Gentlemen:

     We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus contained in post-effective amendment No. 5 to the registration statement on Form S-6 of The American Separate Account No. 3 and The American Life Insurance Company of New York, File No. 33-75280, to be filed with the Securities and Exchange Commission.

                                        Very truly yours,


                                        Jones & Blouch L.L.P.